Exhibit 99.1

Contacts:	Kraft Heinz Media Team	Anne-Marie Megela (investors)
	media@kraftheinz.com	Anne-Marie.Megela@kraftheinz.com

KRAFT HEINZ REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Provides Full Year 2026 Outlook
Announces $600 Million Investment in Commercial Levers to Return to Profitable Growth;
Pauses Work Related to Separation
Full Year Highlights
•Net sales decreased 3.5%; Organic Net Sales(1) decreased 3.4%
•Gross profit margin decreased 140 basis points to 33.3%; Adjusted Gross Profit Margin(1) decreased 120 basis points to 33.5%
•Operating Income/(Loss) was a loss of $4.7 billion, driven by non-cash impairment losses of $9.3 billion; Adjusted Operating Income(1) was $4.7 billion, down 11.5%
•Net cash provided by operating activities was $4.5 billion, up 6.6%; Free Cash Flow(1) was $3.7 billion, up 15.9%
•Return of capital to stockholders was $2.3 billion

Fourth Quarter Highlights
•Net sales decreased 3.4%; Organic Net Sales decreased 4.2%
•Gross profit margin decreased 150 basis points to 32.6%; Adjusted Gross Profit Margin decreased 130 basis points to 33.1%
•Operating Income/(Loss) was income of $1.1 billion; Adjusted Operating Income was $1.2 billion, down 15.9%.
•Diluted EPS was $0.55, down 68.8%; Adjusted EPS was $0.67, down 20.2%

PITTSBURGH & CHICAGO – Feb. 11, 2026 – The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the fourth quarter and full year 2025 and introduced its 2026 operating plan.

“When I decided to join Kraft Heinz, I knew that this was an exciting opportunity to contemporize iconic brands, better serve consumers and customers, and build meaningful shareholder value.” said Steve Cahillane, CEO of Kraft Heinz. “Since joining the company, I have seen that the opportunity is larger than expected and that many of our challenges are fixable and within our control. My number one priority is returning the business to profitable growth, which will require ensuring all resources are fully focused on the execution of our operating plan. As a result, we believe it is prudent to pause work related to the separation and we will no longer incur related dis-synergies this year.”

Cahillane continued, “In order to accelerate the momentum we are already seeing in our Taste Elevation portfolio and to drive recovery in our U.S. business, we are today announcing a $600 million investment across Marketing, Sales, and R&D as well as product superiority and select pricing. Thanks to disciplined financial stewardship, our balance sheet is strong and our Free Cash Flow capabilities, robust – positioning us well to fund these investments and execute on the plan, while still generating excess cash. We are confident in the opportunity ahead and believe this investment will accelerate our return to profitable growth.”

“Kraft Heinz is already seeing the benefit of Steve’s deep industry experience and proven track record of building brands and leading large-scale transformations,” said John T. Cahill, Chair of Kraft Heinz’s Board. “From day one, he has brought a fresh, consumer-first perspective that we believe creates a clear glidepath back to profitable growth. We are confident that our decision to pause the work related to the separation and fully focusing our resources in service of growth is the right move at this time. We remain excited about the road ahead for Kraft Heinz.”

Net Sales
In millions
	Net Sales			Organic Net Sales(1)
	December 27, 2025	December 28, 2024	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
North America	$4,700	$4,968	(5.4)%	(5.4)%	0.0 pp	(5.4) pp
International Developed Markets	930	913	1.8%	(2.4)%	1.8 pp	(4.2) pp
Emerging Markets(a)	724	695	4.3%	2.2%	2.4 pp	(0.2) pp
Kraft Heinz	$6,354	$6,576	(3.4)%	(4.2)%	0.5 pp	(4.7) pp

For the Year Ended
North America	$18,586	$19,543	(4.9)%	(4.7)%	0.3 pp	(5.0) pp
International Developed Markets	3,539	3,535	0.1%	(1.9)%	0.9 pp	(2.8) pp
Emerging Markets(a)	2,817	2,768	1.8%	4.6%	4.0 pp	0.6 pp
Kraft Heinz	$24,942	$25,846	(3.5)%	(3.4)%	0.7 pp	(4.1) pp
(a)    Emerging Markets represents the aggregation of our WEEM and AEM operating segments.

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Year Ended
	December 27, 2025	December 28, 2024	% Chg vs PY	December 27, 2025	December 28, 2024	% Chg vs PY
Gross profit	$2,072	$2,245	(7.7)%	$8,309	$8,968	(7.3)%
Operating income/(loss)	1,084	(40)	2,810.0%	(4,669)	1,683	(377.4)%
Net income/(loss)	648	2,132	(69.6)%	(5,848)	2,746	(313.0)%
Net income/(loss) attributable to common shareholders	651	2,131	(69.5)%	(5,846)	2,744	(313.0)%
Diluted EPS	$0.55	$1.76	(68.8)%	$(4.93)	$2.26	(318.1)%

Adjusted EPS(1)	0.67	0.84	(20.2)%	2.60	3.06	(15.0)%
Adjusted Operating Income(1)	$1,164	$1,385	(15.9)%	$4,745	$5,360	(11.5)%

FY 2025 Financial Summary
•Net Sales decreased 3.5 percent versus the year-ago period to $24.9 billion, including an unfavorable 0.1 percentage point impact from foreign currency. Organic Net Sales(1) decreased 3.4 percent versus the prior year period. Price increased 0.7 percentage points versus the prior year period, with increases in each segment that were largely driven by higher pricing that was taken in certain categories to mitigate higher input costs, primarily in coffee. Volume/mix declined 4.1 percentage points versus the prior year period, with declines in the North America and International Developed Markets segments, partially offset by volume/mix growth in the Emerging Markets segment. Unfavorable volume/mix was primarily driven by declines in cold cuts, coffee, frozen meals and snacks, certain condiments, bacon, spoonables, and Indonesia.
•Operating Income/(Loss) decreased 377.4 percent versus the year-ago period to a loss of $4.7 billion, primarily due to non-cash impairment losses that were $5.6 billion higher than the prior year. The remaining change to Operating Income/(Loss) was a decrease of $715 million due to factors noted in Adjusted Operating Income. Adjusted Operating Income(1) decreased 11.5 percent versus the year-ago period to $4.7 billion, primarily due to inflationary pressures in commodity and manufacturing costs that outpaced our efficiency initiatives, unfavorable volume/mix, increased advertising expenses, increased research and development costs, and the unfavorable impact of foreign currency. These unfavorable impacts more than offset higher pricing and decreased general corporate expenses.
•Diluted EPS was $(4.93), down 318.1 percent versus the prior year period, primarily driven by higher non-cash impairment losses in the current year. Adjusted EPS(1) was $2.60, down 15.0 percent versus the prior year period, primarily driven by lower Adjusted Operating Income, higher taxes on adjusted earnings, and higher interest expense, which more than offset fewer shares outstanding and favorable changes in other expense/(income).

•Net cash provided by/(used for) operating activities was $4.5 billion, up 6.6 percent versus the year-ago period. This increase was primarily driven by improvements in working capital, predominately within inventory, lower income taxes paid, reduced cash outflows for variable compensation, and the current year conversion of certain plan assets related to the U.S. postretirement medical plan to cash. These impacts were partially offset by lower Adjusted Operating Income. Free Cash Flow(1) was $3.7 billion, up 15.9 percent versus the prior year period, driven by the same net cash provided by/(used for) operating activities discussed above and a decrease in capital expenditures in the current year.
•Capital Return: In fiscal year 2025, the Company paid $1.9 billion in cash dividends and repurchased $436 million of common stock. Of the $436 million in share repurchases, approximately $400 million were repurchased under the Company’s publicly announced share repurchase program. The Company has remaining authorization to repurchase approximately $1.5 billion of common stock under the publicly announced share repurchase program as of December 27, 2025.
Q4 2025 Financial Summary
•Net sales decreased 3.4 percent versus the year-ago period to $6.4 billion, including a favorable 0.8 percentage point impact from foreign currency. Organic Net Sales(1) decreased 4.2 percent versus the prior year period. Price increased 0.5 percentage points versus the prior year period, driven by increases in the International Developed Markets and Emerging Markets segments, with flat pricing in the North America segment. Favorable price was primarily due to pricing taken in certain categories to mitigate higher input costs. Volume/mix declined 4.7 percentage points versus the prior year period, with declines in each segment. Unfavorable volume/mix was primarily driven by declines in coffee, cold cuts, Indonesia, bacon, and Ore-Ida.
•Operating Income/(Loss) increased 2,810.0 percent versus the year-ago period to $1,084 million, primarily due to non-cash impairment losses that were $1.4 billion higher in the prior year period. Adjusted Operating Income(1) decreased 15.9 percent versus the year-ago period to $1.2 billion, primarily due to inflationary pressures in commodity and manufacturing costs that outpaced our efficiency initiatives, unfavorable volume/mix, and increased advertising expenses. These unfavorable impacts more than offset higher pricing.
•Diluted EPS was $0.55, down 68.8 percent versus the prior year period, primarily driven by the recognition of a $3.0 billion non-U.S. deferred tax asset and associated valuation allowance of $0.6 billion related to the transfer of certain business operations to a wholly-owned subsidiary in the Netherlands in the prior year. Adjusted EPS(1) was $0.67, down 20.2 percent versus the prior year period, primarily driven by lower Adjusted Operating Income, higher taxes on adjusted earnings, and higher interest expense, which more than offset favorable changes in other expense/(income) and fewer shares outstanding.

Outlook
For fiscal year 2026, the Company expects:
•Organic Net Sales(1)(2) down 1.5 percent to down 3.5 percent versus the prior year. This includes an approximate 100 basis point impact from incremental SNAP headwinds.
•Constant Currency Adjusted Operating Income(1)(2) down 14 percent to down 18 percent versus the prior year. This includes incremental investments of approximately $600 million across marketing, sales, and R&D as well as product superiority and price. It also includes the impact of lapping lower variable compensation in 2025, which is an approximate 300 basis point headwind. This contemplates an Adjusted Gross Profit Margin(1)(2) that is expected to be down 25 to down 75 basis points versus the prior year.
•Adjusted EPS(1)(2) in the range of $1.98 to $2.10. The Company expects an effective tax rate on Adjusted EPS to be approximately 25.5 percent. Additionally, the Company expects interest expense to be approximately $940 million and other expense/(income) to be approximately $200 million of income for the full year.
•Free Cash Flow Conversion(1)(2) of approximately 100 percent.
End Notes
(1)Organic Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Constant Currency Adjusted Operating Income, Adjusted EBITDA, Adjusted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)Guidance for Organic Net Sales, Adjusted Gross Profit Margin, Constant Currency Adjusted Operating Income, Adjusted EPS, Free Cash Flow, and Free Cash Flow Conversion is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, divestiture-related license income, restructuring activities, deal costs, separation costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, equity award compensation expense, nonmonetary currency devaluation, and debt prepayment and extinguishment (benefit)/costs, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's fourth quarter and full year 2025 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question and answer session beginning today at 9:00 a.m. Eastern Standard Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.

ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2025 net sales of approximately $25 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of eight consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “accelerate,” “anticipate,” “believe,” “commit,” “continue,” “expect,” “will,” “guidance,” and “outlook,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, and dividends, as well as statements regarding the previously announced separation of Kraft Heinz into two independently publicly traded companies, including the timing and structure of such separation, the pause of work related to the separation, the ability to effect the separation and to meet the condition thereto, the characteristics of the separated businesses and the expected benefits of the separation, if completed. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.

Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to effect the previously announced separation of Kraft Heinz into two independent publicly traded companies and to meet the conditions related thereto, including obtaining applicable regulatory approvals, if work related to the separation is resumed; negative effects of the announcement pendency of the separation, including the current pause on work related to the separation, on the market price of the Company’s securities and/or on the Company’s financial performance; uncertainty of the financial performance of the separated companies following completion of the separation; the ability of the separated companies to each succeed as a standalone publicly traded company following the separation; the possibility that the separation will not achieve its intended benefits, if completed; the possibility of disruption, including changes to existing business relationships, disputes, litigation or unanticipated costs in connection with the separation and uncertainty related thereto; the impact of the separation on the Company’s businesses and the risk that the separation may be more difficult, time-consuming or costly than expected, including the impact on the Company’s resources, systems, procedures and controls and diversion of management’s attention and the impact and possible disruption of existing relationships with regulators, customers, suppliers, employees and other business counterparties; the Company’s ability to achieve anticipated capital structures in connection with the separation, including the future availability of credit and factors that may affect such availability; the Company’s ability to achieve anticipated credit ratings in connection with the separation; the Company’s ability to achieve anticipated tax treatments in connection with the separation and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws and regulations; the uncertainty of obtaining regulatory approvals in connection with the separation; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, divestitures, alliances, joint ventures, or investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the influence of the Company's largest stockholder; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of sales of the Company's common stock in the public market; the impact of the Company’s share repurchases or any change in the Company’s share repurchase activity; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; disruptions in the global economy caused by geopolitical conflicts, unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business (including inflationary pressures, the imposition of increased or new tariffs, instability in financial institutions, general economic slowdown, recession, or a potential U.S. federal government shutdown); changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; our dependence on information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations and the final determination of tax audits, including transfer pricing matters, and any related litigation; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (“SEC”). The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.
We use our investor relations website, ir.kraftheinzcompany.com, as a routine channel for distribution of important, and often material, information about Kraft Heinz, including quarterly and annual earnings results and presentations, press releases and other announcements, webcasts, analyst presentations, investor days, sustainability initiatives, financial information, and corporate governance practices, as well as archives of past presentations and events. We encourage you to follow our investor relations website in addition to our filings with the SEC to receive timely information about the Company. The information on our website is not part of this press release and shall not be deemed to be incorporated by reference into any filings we make with the SEC.

Non-GAAP Financial Measures
The non-GAAP financial measures provided in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Constant Currency Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income/(Loss), Adjusted EPS, Free Cash Flow, and Net Leverage which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), gross profit, diluted earnings per share (“EPS”), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company’s performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company’s underlying operations. The Company believes:
•Organic Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Constant Currency Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income/(Loss), and Adjusted EPS provide important comparability of underlying operating results, allowing investors and management to assess the Company’s operating performance on a consistent basis; and
•Free Cash Flow and Net Leverage provide a measure of the Company’s core operating performance, the cash-generating capabilities of the Company’s business operations, and are factors used in determining the Company’s borrowing capacity and the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes.
Management believes that presenting the Company’s non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company’s business than could be obtained absent these disclosures.

Definitions
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate.
Adjusted Operating Income is defined as operating income/(loss) excluding, when they occur, the impacts of restructuring activities, deal costs, separation costs, unrealized gains/(losses) on commodity hedges (the unrealized gains and losses are recorded in general corporate expenses until realized; once realized, the gains and losses are recorded in the applicable segment’s operating results), impairment losses, and certain non-ordinary course legal and regulatory matters. The Company also presents Adjusted Operating Income on a constant currency basis (Constant Currency Adjusted Operating Income). The Company calculates the impact of currency on Adjusted Operating Income by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate.
Adjusted Gross Profit, Adjusted Net Income/(Loss), and Adjusted EPS are defined as gross profit, net income/(loss), and diluted earnings per share, respectively, excluding, when they occur, the impacts of restructuring activities, deal costs, separation costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment (benefit)/costs, and certain significant discrete income tax items, and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by net sales.
Net Leverage is defined as debt less cash, cash equivalents and short-term investments divided by Adjusted EBITDA. Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of divestiture-related license income, restructuring activities, deal costs, separation costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities).
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.

			Schedule 1
The Kraft Heinz Company Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Net sales	$6,354	$6,576	$24,942	$25,846
Cost of products sold	4,282	4,331	16,633	16,878
Gross profit	2,072	2,245	8,309	8,968
Selling, general and administrative expenses, excluding impairment losses	983	898	3,672	3,616
Goodwill impairment losses	5	77	6,734	1,638
Intangible asset impairment losses	—	1,310	2,572	2,031
Selling, general and administrative expenses	988	2,285	12,978	7,285
Operating income/(loss)	1,084	(40)	(4,669)	1,683
Interest expense	238	227	947	912
Other expense/(income)	(51)	(29)	(171)	(85)
Income/(loss) before income taxes	897	(238)	(5,445)	856
Provision for/(benefit from) income taxes	249	(2,370)	403	(1,890)
Net income/(loss)	648	2,132	(5,848)	2,746
Net income/(loss) attributable to noncontrolling interest	(3)	1	(2)	2
Net income/(loss) attributable to common shareholders	$651	$2,131	$(5,846)	$2,744

Basic shares outstanding	1,184	1,203	1,187	1,210
Diluted shares outstanding	1,187	1,207	1,187	1,215

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.55	$1.77	$(4.93)	$2.27
Diluted earnings/(loss) per share	0.55	1.76	(4.93)	2.26

				Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Organic Net Sales	Price	Volume/Mix
December 27, 2025
North America	$4,700	$—	$4,700
International Developed Markets	930	39	891
Emerging Markets(a)	724	38	686
Kraft Heinz	$6,354	$77	$6,277

December 28, 2024
North America	$4,968	$—	$4,968
International Developed Markets	913	—	913
Emerging Markets(a)	695	24	671
Kraft Heinz	$6,576	$24	$6,552

Year-over-year growth rates
North America	(5.4)%	0.0 pp	(5.4)%	0.0 pp	(5.4) pp
International Developed Markets	1.8%	4.2 pp	(2.4)%	1.8 pp	(4.2) pp
Emerging Markets(a)	4.3%	2.1 pp	2.2%	2.4 pp	(0.2) pp
Kraft Heinz	(3.4)%	0.8 pp	(4.2)%	0.5 pp	(4.7) pp
(a) Emerging Markets represents the aggregation of our WEEM and AEM operating segments.

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Year Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
December 27, 2025
North America	$18,586	$(35)	$—	$18,621
International Developed Markets	3,539	73	—	3,466
Emerging Markets	2,817	15	—	2,802
Kraft Heinz	$24,942	$53	$—	$24,889

December 28, 2024
North America	$19,543	$—	$—	$19,543
International Developed Markets	3,535	—	—	3,535
Emerging Markets	2,768	80	10	2,678
Kraft Heinz	$25,846	$80	$10	$25,756

Year-over-year growth rates
North America	(4.9)%	(0.2) pp	0.0 pp	(4.7)%	0.3 pp	(5.0) pp
International Developed Markets	0.1%	2.0 pp	0.0 pp	(1.9)%	0.9 pp	(2.8) pp
Emerging Markets	1.8%	(2.4) pp	(0.4) pp	4.6%	4.0 pp	0.6 pp
Kraft Heinz	(3.5)%	(0.1) pp	0.0 pp	(3.4)%	0.7 pp	(4.1) pp

	Schedule 4
The Kraft Heinz Company Reconciliation of Operating Income/(Loss) to Adjusted Operating Income (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Operating income/(loss)	$1,084	$(40)	$(4,669)	$1,683
Restructuring activities	3	27	13	27
Unrealized losses/(gains) on commodity hedges	29	11	35	(19)
Impairment losses	5	1,387	9,306	3,669
Separation costs	43	—	60	—
Adjusted Operating Income	$1,164	$1,385	$4,745	$5,360

Segment Adjusted Operating Income:
North America	$1,097	$1,318	$4,389	$5,111
International Developed Markets	150	140	543	537
Total Segment Adjusted Operating Income	1,247	1,458	4,932	5,648
Emerging Markets	63	89	341	321
General corporate expenses	(146)	(162)	(528)	(609)
Adjusted Operating Income	$1,164	$1,385	$4,745	$5,360

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted Operating Income to Constant Currency Adjusted Operating Income For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted Operating Income	Currency	Constant Currency Adjusted Operating Income
December 27, 2025
North America	$1,097	$—	$1,097
International Developed Markets	150	7	143
Emerging Markets	63	4	59
General corporate expenses	(146)	(4)	(142)
Kraft Heinz	$1,164	$7	$1,157

December 28, 2024
North America	$1,318	$—	$1,318
International Developed Markets	140	—	140
Emerging Markets	89	8	81
General corporate expenses	(162)	—	(162)
Kraft Heinz	$1,385	$8	$1,377

Year-over-year growth rates
North America	(16.8)%	0.0 pp	(16.8)%
International Developed Markets	6.6%	4.5 pp	2.1%
Emerging Markets	(28.8)%	(1.9) pp	(26.9)%
General corporate expenses	(10.1)%	2.1 pp	(12.2)%
Kraft Heinz	(15.9)%	0.1 pp	(16.0)%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted Operating Income to Constant Currency Adjusted Operating Income For the Year Ended (dollars in millions) (Unaudited)
	Adjusted Operating Income	Currency	Constant Currency Adjusted Operating Income
December 27, 2025
North America	$4,389	$(6)	$4,395
International Developed Markets	543	18	525
Emerging Markets	341	6	335
General corporate expenses	(528)	(8)	(520)
Kraft Heinz	$4,745	$10	$4,735

December 28, 2024
North America	$5,111	$—	$5,111
International Developed Markets	537	—	537
Emerging Markets	321	19	302
General corporate expenses	(609)	—	(609)
Kraft Heinz	$5,360	$19	$5,341

Year-over-year growth rates
North America	(14.1)%	(0.1) pp	(14.0)%
International Developed Markets	1.0%	3.2 pp	(2.2)%
Emerging Markets	6.2%	(4.5) pp	10.7%
General corporate expenses	(13.6)%	1.0 pp	(14.6)%
Kraft Heinz	(11.5)%	(0.1) pp	(11.4)%

										Schedule 7
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	December 27, 2025
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$2,072	$988	$1,084	$238	$(51)	$897	$249	$648	$(3)	$651	$0.55
Items Affecting Comparability
Restructuring activities	—	(3)	3	—	—	3	(6)	9	—	9	0.01
Unrealized losses/(gains) on commodity hedges	29	—	29	—	—	29	8	21	—	21	0.02
Impairment losses	—	(5)	5	—	—	5	(2)	7	—	7	0.01
Separation costs	—	(43)	43	—	—	43	3	40	—	40	0.03
Losses/(gains) on sale of business	—	—	—	—	2	(2)	—	(2)	—	(2)	—
Nonmonetary currency devaluation	—	—	—	—	(8)	8	—	8	—	8	0.01
Certain significant discrete income tax items	—	—	—	—	—	—	(63)	63	—	63	0.04
Adjusted Non-GAAP Results	$2,101		$1,164					$794			$0.67

										Schedule 8
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	December 28, 2024
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$2,245	$2,285	$(40)	$227	$(29)	$(238)	$(2,370)	$2,132	$1	$2,131	$1.76
Items Affecting Comparability
Restructuring activities	6	(21)	27	—	(1)	28	4	24	—	24	0.02
Unrealized losses/(gains) on commodity hedges	11	—	11	—	—	11	4	7	—	7	0.01
Impairment losses	—	(1,387)	1,387	—	—	1,387	304	1,083	—	1,083	0.90
Losses/(gains) on sale of business	—	—	—	—	(3)	3	—	3	—	3	—
Nonmonetary currency devaluation	—	—	—	—	(9)	9	—	9	—	9	0.01
Certain significant discrete income tax items	—	—	—	—	—	—	2,239	(2,239)	—	(2,239)	(1.86)
Adjusted Non-GAAP Results	$2,262		$1,385					$1,019			$0.84

										Schedule 9
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Year Ended
	December 27, 2025
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$8,309	$12,978	$(4,669)	$947	$(171)	$(5,445)	$403	$(5,848)	$(2)	$(5,846)	$(4.93)
Items Affecting Comparability
Restructuring activities	1	(12)	13	—	(8)	21	3	18	—	18	0.02
Unrealized losses/(gains) on commodity hedges	35	—	35	—	—	35	9	26	—	26	0.02
Impairment losses	—	(9,306)	9,306	—	—	9,306	624	8,682	—	8,682	7.31
Separation costs	—	(60)	60	—	—	60	7	53	—	53	0.05
Losses/(gains) on sale of business	—	—	—	—	(42)	42	—	42	—	42	0.04
Nonmonetary currency devaluation	—	—	—	—	(34)	34	—	34	—	34	0.03
Certain significant discrete income tax items	—	—	—	—	—	—	(73)	73	—	73	0.06
Adjusted Non-GAAP Results	$8,345		$4,745					$3,080			$2.60

										Schedule 10
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Year Ended
	December 28, 2024
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$8,968	$7,285	$1,683	$912	$(85)	$856	$(1,890)	$2,746	$2	$2,744	$2.26
Items Affecting Comparability
Restructuring activities	8	(19)	27	—	7	20	2	18	—	18	0.01
Unrealized losses/(gains) on commodity hedges	(19)	—	(19)	—	—	(19)	(4)	(15)	—	(15)	(0.01)
Impairment losses	—	(3,669)	3,669	—	—	3,669	533	3,136	—	3,136	2.58
Losses/(gains) on sale of business	—	—	—	—	(81)	81	21	60	—	60	0.05
Nonmonetary currency devaluation	—	—	—	—	(16)	16	—	16	—	16	0.01
Certain significant discrete income tax items	—	—	—	—	—	—	2,239	(2,239)	—	(2,239)	(1.84)
Adjusted Non-GAAP Results	$8,957		$5,360					$3,722			$3.06

	Schedule 11
The Kraft Heinz Company Adjusted Gross Profit Margin (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Adjusted Gross Profit	$2,101	$2,262	$8,345	$8,957
Net sales	6,354	$6,576	24,942	25,846

Adjusted Gross Profit Margin	33.1%	34.4%	33.5%	34.7%

	Schedule 12
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	December 27, 2025	December 28, 2024	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$0.82	$0.97	$(0.15)
Interest expense	(0.17)	(0.16)	(0.01)
Other expense/(income)	0.04	0.03	0.01
Effective tax rate	(0.03)	—	(0.03)
Effect of share repurchases	0.01	—	0.01
Adjusted EPS	$0.67	$0.84	$(0.17)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended December 27, 2025 and December 28, 2024.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.01 for the three months ended December 27, 2025 and December 28, 2024.

	Schedule 13
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Year Ended
	December 27, 2025	December 28, 2024	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$3.15	$3.55	$(0.40)
Interest expense	(0.63)	(0.61)	(0.02)
Other expense/(income)(c)	0.17	0.12	0.05
Effective tax rate	(0.15)	—	(0.15)
Effect of share repurchases	0.06	—	0.06
Adjusted EPS	$2.60	$3.06	$(0.46)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.16 for the year ended December 27, 2025 and $0.17 for the year ended December 28, 2024.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.03 for the years ended December 27, 2025 and $0.04 for the year ended December 28, 2024.
(c) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.01 for the years ended December 27, 2025 and December 28, 2024.

		Schedule 14
The Kraft Heinz Company Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	December 27, 2025	December 28, 2024
ASSETS
Cash and cash equivalents	$2,615	$1,334
Trade receivables, net	2,254	2,147
Inventories	3,167	3,376
Prepaid expenses	291	215
Marketable securities	1,060	—
Other current assets	588	583
Assets held for sale	152	—
Total current assets	10,127	7,655
Property, plant and equipment, net	7,318	7,152
Goodwill	22,179	28,673
Intangible assets, net	37,529	40,099
Other non-current assets	4,633	4,708
TOTAL ASSETS	$81,786	$88,287
LIABILITIES AND EQUITY
Current portion of long-term debt	1,908	654
Accounts payable	4,308	4,188
Accrued marketing	801	697
Interest payable	298	263
Other current liabilities	1,455	1,451
Liabilities held for sale	8	—
Total current liabilities	8,778	7,253
Long-term debt	19,311	19,215
Deferred income taxes	9,022	9,679
Accrued postemployment costs	131	135
Long-term deferred income	1,321	1,374
Other non-current liabilities	1,434	1,306
TOTAL LIABILITIES	39,997	38,962
Redeemable noncontrolling interest	12	6
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	51,287	52,135
Retained earnings/(deficit)	(4,629)	2,171
Accumulated other comprehensive income/(losses)	(2,370)	(2,915)
Treasury stock, at cost	(2,636)	(2,218)
Total shareholders' equity	41,664	49,185
Noncontrolling interest	113	134
TOTAL EQUITY	41,777	49,319
TOTAL LIABILITIES AND EQUITY	$81,786	$88,287

	Schedule 15
The Kraft Heinz Company Consolidated Statements of Cash Flows (in millions) (Unaudited)
	For the Year Ended
	December 27, 2025	December 28, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$(5,848)	$2,746
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	968	948
Divestiture-related license income	(52)	(54)
Equity award compensation expense	95	109
Deferred income tax provision/(benefit)	(495)	(2,857)
Postemployment benefit plan asset transfers/(contributions)	185	161
Goodwill and intangible asset impairment losses	9,306	3,669
Nonmonetary currency devaluation	34	16
Loss/(gain) on sale of business	42	81
Other items, net	(3)	(46)
Changes in current assets and liabilities:
Trade receivables	(55)	(139)
Inventories	133	(6)
Accounts payable	(97)	(308)
Other current assets	(88)	(38)
Other current liabilities	337	(98)
Net cash provided by/(used for) operating activities	4,462	4,184
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(801)	(1,024)
Payments to acquire intangible assets	—	(140)
Purchases of marketable securities	(1,724)	—
Proceeds from sale of marketable securities	686	—
Proceeds from sale of business, net of cash disposed and working capital adjustments	9	8
Other investing activities, net	(3)	133
Net cash provided by/(used for) investing activities	(1,833)	(1,023)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(678)	(618)
Proceeds from issuance of long-term debt	1,620	594
Repurchases of common stock	(436)	(988)
Dividends paid	(1,898)	(1,931)
Other financing activities, net	141	(65)
Net cash provided by/(used for) financing activities	(1,251)	(3,008)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	80	(71)
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	1,458	82
Balance at beginning of period	1,486	1,404
Balance at end of period	$2,944	$1,486

		Schedule 16
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used for) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Year Ended
	December 27, 2025	December 28, 2024
Net cash provided by/(used for) operating activities	$4,462	$4,184
Capital expenditures	(801)	(1,024)
Free Cash Flow	$3,661	$3,160

Adjusted Net Income/(Loss)	$3,080	$3,722
Free Cash Flow Conversion	119%	85%

Schedule 17
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
For the Twelve Months Ended
December 27, 2025
Net income/(loss)	$(5,848)
Interest expense	947
Other expense/(income)	(171)
Provision for/(benefit from) income taxes	403
Operating income/(loss)	(4,669)
Depreciation and amortization (excluding restructuring activities)	967
Divestiture-related license income	(52)
Restructuring activities	13
Separation costs	60
Unrealized losses/(gains) on commodity hedges	35
Impairment losses	9,306
Equity award compensation expense	95
Adjusted EBITDA	$5,755

Current portion of long-term debt	$1,908
Long-term debt	19,311
Less: Cash and cash equivalents	(2,615)
Less: Short-term Investments	(1,060)
$17,544

Net Leverage	3.0